Sub-Item 77Q1(a)


     (i) Certificate of Correction to Articles Supplementary to the Articles of Amendment and Restatement of the Articles of Incorporation of INVESCO Stock Funds, Inc. dated July 19, 2002, filed with Post-Effective Amendment No. 68 to INVESCO Stock Funds, Inc.'s Registration Statement on July 26, 2002 and incorporated herein by reference.


     (ii) Articles Supplementary to the Articles of Amendment and Restatement of the Articles of Incorporation of INVESCO Stock Funds, Inc. dated July 19, 2002, filed with Post-Effective Amendment No. 68 to INVESCO Stock Funds, Inc.'s Registration Statement on July 26, 2002 and incorporated herein by reference.